Exhibit 10.38

AMENDMENT NO. 2 TO AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is made as of January 16, 2004, between CIT Group/Equipment Financing, Inc. (“Secured Party”) and Resorts International Hotel, Inc. (“Debtor”).

PRELIMINARY STATEMENTS

A. Pursuant to the Amended and Restated Loan and Security Agreement dated as of June 24, 2002, as amended by Amendment No. 1, dated September 22, 2003 (“Amendment No. 1”) (as may be further amended, supplemented or modified from time to time, the “Loan Agreement”), by and between Debtor and Secured Party, Secured Party agreed to make certain Loans to Debtor upon the terms and conditions set forth therein.

B. Debtor and Secured Party desire to make certain amendments to the Loan Agreement, based on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor and Secured Party agree as follows:

1. Capitalized terms used in this Amendment shall have the same meanings given them in the Loan Agreement, unless otherwise defined herein.

2. Section 5 of Amendment No. 1 is hereby amended and restated in its entirety to read:

“5. (a) If that certain guaranty in the form attached hereto as Exhibit A (the “KINA Guaranty”) and that certain Subordination Agreement in the form attached hereto as Exhibit B (the “Subordination Agreement”) are each entered into by all the parties thereto and a true, complete and correct copy of the KINA Guaranty and the Subordination Agreement as so executed is delivered to Secured Party, then so long as the KINA Guaranty and the Subordination Agreement remain in full force and effect, the entering into the KINA Guaranty by each member of the Debtor Group shall not constitute a breach of Section 7.4 or Section 7.7 of the Loan Agreement or Section 4 of the Guaranty.

(b) The parties acknowledge and agree that (i) the Subordination Agreement constitutes a Relevant Document, and (ii) subject to the immediately succeeding clause (c), (A) the KINA Guaranty and the Guarantee Obligations (as defined in the KINA Guaranty) constitute Senior Debt, and (B) the KINA Guaranty and the Documents evidencing such Guarantee Obligations (including, without limitation, the Transaction Documents (as defined in the Kerzner Umbrella Agreement (as defined below)) constitute Senior Debt Documents, provided that, to avoid doubt, notwithstanding the labels “Senior Debt” and “Senior Debt Documents,” nothing in the Loan Agreement (including, without limitation, this Amendment) shall modify or limit in any respect the subordination by Kerzner International North America, Inc. (“KINA”) to and for the benefit of Secured Party under the Subordination Agreement in accordance with its terms.

(c) So long as none of the members of the Debtor Group make any payment or other transfer of money or other assets of any kind or nature to any Holder (as defined in the KINA Guaranty) in respect of any of the Guarantee Obligations (as defined in the KINA Guaranty) and the Subordination Agreement remains in full force and effect, then, the parties agree that the Guaranty and such Guarantee Obligations shall not constitute (i) a Fixed Charge solely for purposes of Section 7.5 of the Loan Agreement or (ii) Senior Debt solely for purposes of Section 7.6 of the Loan Agreement .

(d) Without the prior written consent of Secured Party, neither Guarantor nor Debtor shall (and each shall cause each other member of the Debtor Group not to) enter into any agreement or other arrangement that will or will have the effect of amending, modifying or supplementing in any respect (i) on or prior to the effectiveness of the Transaction Documents (as defined in the Kerzner Umbrella Agreement), the Kerzner Umbrella Agreement (including, without limitation, any Exhibit attached thereto) and (ii) after the effectiveness of such Transaction Documents, the scope of the obligations being guaranteed under the KINA Guaranty. Whether or not the consent of Secured Party is required pursuant to the immediately preceding sentence, Guarantor and Debtor shall (and each shall cause each other member of the Debtor Group to) deliver to Secured Party a true, complete and correct copy of each document that in any respect amends, modifies, supplements or terminates the KINA Guaranty or the other Transaction Documents (as defined in the Kerzner Umbrella Agreement) no later than two business days prior to the date on which any such member of the Debtor Group executes such document.”

3. Section 9.1 of the Loan Agreement is hereby amended to insert new clauses (k) and (l) to read in their entirety as follows:

“(k) KINA Debt. (i) the occurrence of any KINA Default (as defined in the Subordination Agreement), or (ii) the occurrence of any event or the existence of any condition that gives rise to the right of any Holder (as defined in the KINA Guaranty) to be paid any principal payment under any Note (as defined in the KINA Guaranty) on or prior to the Satisfaction Date (as defined in the Subordination Agreement), whether or not such Holder makes demand for or waives such payment (including, without limitation, any such rights that arise under Section 2.3 (Mandatory Prepayment) or Section 4.2 (Remedies) under such Note), or (iii) any payment or other transfer of money or other assets of any kind or nature to any Holder (as defined in the KINA Guaranty) by any member of the Debtor Group in respect of any of the Guarantee Obligations (as defined in the KINA Guaranty) prior the Satisfaction Date.

(l) Subordination Agreement. Any breach by member of the Debtor Group of any of the terms of the Subordination Agreement.”

4. Pursuant to Section 15.7(a) of the Loan Agreement Debtor agrees to pay all the reasonable legal fees and expenses incurred by Secured Party in connection with the negotiation, preparation, execution and delivery of this Amendment (the “Relevant Legal Fees”). Accordingly, upon receipt by Debtor of an invoice for the Relevant Legal Fees from Secured Party’s counsel, Sills Cummis Epstein & Gross P.C., Debtor shall pay the same.

5. In order to induce Secured Party to enter into this Amendment, Debtor hereby represents and warrants that:

(a) Except as set forth herein, no Event of Default has occurred and is continuing or will occur after giving effect to the transactions contemplated by this Amendment.

(b) this Amendment has been duly authorized, executed and delivered by Debtor and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms;

(c) the Loan Agreement and each of the Relevant Documents, after giving effect to this Amendment and the transactions contemplated hereby, continue to be in full force and effect and to constitute the legal, valid and binding obligations of Debtor, enforceable against Debtor in accordance with their respective terms; and

(d) the representations and warranties made by Debtor in or pursuant to the Loan Agreement or any Relevant Document, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, are true and correct in all material respects on and as of the date hereof, as though made on and as of such date.

6. This Amendment shall become effective as of January 16, 2004 upon receipt by Secured Party of (a) four (4) originals of this Amendment executed by each member of the Debtor Group party hereto and an original of this Amendment executed by Secured Party; (b) such other documents, instruments and certificates as Secured Party may reasonably request, in form and substance reasonably satisfactory to Secured Party (including, without limitation, incumbency certificates, UCC-1 financing statements, UCC, judgment and tax lien searches, charter documents and certificates of good standing); (c) payment of the Relevant Legal Fees; and (d) the entering into by Debtor Group, Colony RIH Holdings, Inc., Resorts Real Estate Holdings, Inc. and KINA of the Agreement in the form attached hereto as Exhibit C (the “Kerzner Umbrella Agreement”).

7. Debtor hereby confirms that all liens granted on the Collateral shall continue unimpaired and in full force and effect.

8. This Amendment may be executed in several counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute one agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

9. This Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to principles of conflicts of law. This Amendment shall be binding upon and inure to the benefit of Debtor, Secured Party, and their respective successors and permitted assigns.

10. From and after the effectiveness hereof, all references to the Loan Agreement in the Loan Agreement or in any Relevant Document shall mean the Loan Agreement as amended and modified by this Amendment.

11. Except as amended and otherwise modified by this Amendment, the Loan Agreement and the Relevant Documents shall remain in full force and effect in accordance with their respective terms. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of the Loan Agreement or any Relevant Document, a waiver of any Event of Default thereunder, or a waiver or release of any of Secured Party’s rights or remedies (all of which are hereby reserved). Debtor expressly ratifies and confirms the waiver of jury trial and other provisions of Section 15.2 of the Loan Agreement.

[NO FURTHER TEXT ON THIS PAGE: SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed, all as of the day and year first above written.

Debtor:

Resorts International Hotel, Inc.

By:	/s/ Audrey S. Oswell

Name/Title: Audrey S. Oswell President and CEO

Secured Party:

CIT Group/Equipment Financing, Inc.

By:	/s/ Troy D. Adair

Name/Title: Troy D. Adair Senior Credit Analyst

The undersigned affirms and agrees that (i) its obligations under the Guaranty and Suretyship Agreement, dated June 24, 2002, for the benefit of Secured Party shall be unimpaired by this Amendment and (ii) such obligations remain unaltered and in full force and effect and are hereby ratified and confirmed.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed, all as of the day and year first above written.

Guarantor:

Resorts International Hotel and Casino, Inc.

By:	/s/ Audrey S. Oswell

Name/Title: Audrey S. Oswell President and CEO